UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 1, 2020

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2020, Ashford Hospitality Trust, Inc. (the “Company”) was notified (the “Notice”) by the New York Stock Exchange (the “NYSE”) that the Company currently is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s average global market capitalization was less than $50 million over a consecutive 30 trading-day period and, at the same time, its stockholders’ equity was less than $50 million.

In accordance with Section 802.02 of the NYSE Listed Company Manual, the Company has ten business days from receipt of the Notice to confirm to the NYSE receipt of the Notice and the Company’s intent to cure the deficiencies. Under NYSE rules, the Company may cure the deficiencies and regain compliance during the 18-month period following receipt of the Notice (the “Cure Period”). The Company plans to notify the NYSE that it intends to submit a plan to cure this deficiency and return to compliance with the NYSE continued listing requirements. In order to avoid delisting under Section 802.01B, the Company has 45 days from the receipt of the Notice to submit a business plan advising the NYSE of definitive actions the Company has taken, or proposes to take, that would bring it into compliance with the relevant listing standards. If the NYSE accepts the plan, the Company’s common stock will continue to be listed and traded on the NYSE during the Cure Period, subject to the Company’s compliance with other continued listing standards, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the plan. If the plan is not accepted by the NYSE, or if the Company fails to maintain compliance with the plan, the Company’s common stock would be subject to suspension and delisting.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the Cure Period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Company’s common stock will continue to trade under the symbol “AHT,” but will have an added designation of “.BC” to indicate that the Company is not currently in compliance with NYSE continued listing standards.

The Notice does not affect the Company’s ongoing business operations or its Securities and Exchange Commission reporting requirements, nor does it trigger a breach of the Company’s material debt obligations. The Company can provide no assurances that it will be able to satisfy any of the steps outlined above and maintain the listing of its shares on the NYSE.

A copy of the Company’s press release dated October 1, 2020, regarding the receipt of the Notice from the NYSE is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number     Exhibit Description

99.1	Press Release of the Company, dated October 1, 2020

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2020

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary